Exhibit 5.2


                     LETTERHEAD OF ELVINGER, HOSS & PRUSSEN

                                AVOCATS A LA COUR



Stolt Offshore S.A.
26, rue Louvigny
L-1946 Luxembourg

                                                      Luxembourg 31st July, 2002

Re: Stolt Offshore S.A. Shelf Registration under the United States Securities Act of 1933, as amended, of common shares and senior and subordinated debt securities

To the Board of Directors of Stolt Offshore S.A.:

     We have acted as Luxembourg counsel to Stolt Offshore S.A., a societe anonyme holding organized under the law of Luxembourg (the "Company"), in connection with the filing with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 as amended (the "Act"), of a shelf registration statement filed as Amendment No. 3 to the Registration Statement (No. 333-86288) on Form F-3/A (such registration statement and any additional registration statement filed pursuant to Rule 462(b) is referred to as the "Registration Statement") in respect of the contemplated offer and sale from time to time by (a) the Company of (i) one or more series of senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") and (ii) common shares, $2.00 per value per share of the Company, which may be in the form of American depositary shares (the "Common Shares") and (b) Stolt Offshore Investing Ltd. and Stolt-Nielsen Transportation Group Ltd. (together the "Selling Shareholders") of Common Shares owned by the Selling Shareholders, up to an aggregate amount of $400,000,000, as more fully described in the Registration Statement.

     As such counsel, we have examined the following documents:

     (a) a copy of the Registration Statement to be filed with the SEC dated 31st July 2002;

     (b) a copy of the Amended and Restated Articles of Incorporation of the Company;
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     (c)  the forms of underwriting  agreements to be filed as exhibits 1.1, 1.2 and 1.3 to the Registration Statement (the "Underwriting Agreements);

     (d) the forms of indentures relating to the Senior Debt Securities and the Subordinated Debt Securities to be filed as exhibits 4.2 and 4.3 respectively to the Registration Statement (the "Indentures");

     (e) a faxed copy of the resolution dated 25th July 2002 of the Company to make a shelf registration with the SEC for the Common Shares and the Debt Securities with an aggregate offering price of up to $400,000,000 (the "Resolution"); and

     (f) such other records of corporate proceedings of the Company and such other certificates, record and documents as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

We are qualified to practice law in the Grand-Duchy of Luxembourg, and express no opinion as to the law of any other jurisdiction.

     In such examinations, we have assumed:

     (a) the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the conformity to originals of the documents reviewed by us; and

     (b) that the Company's authorized share capital at the time of issue will be sufficient to allow for the issue of the Common Shares to be newly issued, offered and sold by the Company.

     Based upon the foregoing and such further examination and inquiries as we have deemed necessary, we are of the opinion that:

     (a) the Common Shares to be newly issued, offered and sold by the Company, when the terms of the issuance and sale thereof have been duly authorized by the Company by appropriate corporate action in conformity with the Company's Amended and Restated Articles of Incorporation and the Resolution and when issued and delivered against full payment in cash therefor in accordance with the Resolution, will be validly issued, fully paid and non-assessable;

     (b) when the terms of the issuance and sale thereof have been duly authorized by the Company by appropriate corporate action in conformity with the Company's Amended and Restated Articles of Incorporation and the Resolution and when issued, the Debt Securities will, according to Luxembourg courts correctly applying New York Law as the law expressed to be governing the Debt Securities, constitute valid, binding and enforceable obligations of the Company, to the extent the subordination provisions will not conflict with Luxembourg bankruptcy or similar laws affecting creditor's rights; and

     (c) the Common Shares held by the Selling Shareholders as set out in the Registration Statement referred to above were duly authorized for issue by the Company at the time they were issued and have been validly issued and, when delivered against payment therefor in accordance with the applicable Underwriting Agreement or other agreement, will be fully paid and non-assessable.

The opinions expressed herein are subject to any applicable bankruptcy, insolvency, reprieve from payment (sursis de paiement), moratorium and other similar laws affecting creditors' rights generally, including, without limitation, controlled management (gestion controlee).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing and under the captions "Limitations on Enforcement of Civil Liabilities," "Description of Share Capital" and "Validity of Securities" in the Prospectus that is part of the Registration Statement and under Item 8. "Indemnification of Directors and Officers" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the SEC thereunder.

                                         Very truly yours,


                                         Elvinger, Hoss & Prussen


                                         /s/ Me Toinon Hoss

                                         By: Me Toinon Hoss